Exhibit 1.1

10,000,000 Shares

PartnerRe Ltd.

5.875% SERIES F NON-CUMULATIVE REDEEMABLE PREFERRED SHARES

PAR VALUE $1.00 PER SHARE

(Liquidation Preference $25.00 Per Share)

Underwriting Agreement

February 11, 2013

UBS SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

CREDIT SUISSE SECURITIES (USA) LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                              INCORPORATED

WELLS FARGO SECURITIES, LLC

as Representatives of the Underwriters listed in Schedule I hereto

c/o	UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Merrill Lynch, Pierce, Fenner & Smith

                       Incorporated

One Bryant Park

New York, NY 10036

Wells Fargo Securities, LLC

301 S. College Street

Charlotte, NC 28202

Ladies and Gentlemen:

PartnerRe Ltd., a Bermuda company (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), on the terms and subject to the conditions stated herein, 10,000,000 shares (the “Shares”) in the aggregate of its 5.875% Series F Non-Cumulative Redeemable Preferred Shares, par value $1.00 per share, liquidation preference $25.00 per share (the “Preferred Shares”). UBS Securities LLC, Citigroup Global

Markets Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC shall act as the representatives (the “Representatives”) of the several Underwriters.

The Company has filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the “Securities Act”), a registration statement on Form S-3 (Registration No. 333-180628), including a related prospectus, relating to the registration of certain securities of the Company, including the Shares (the “Shelf Securities”), to be sold from time to time by the Company. Such registration statement as amended to the date of this Agreement is hereinafter referred to as the “Registration Statement” (for purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B), and the related prospectus dated April 9, 2012 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act ) is hereinafter referred to as the “Base Prospectus”. The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means the Base Prospectus, as supplemented by the preliminary prospectus supplement dated February 11, 2013.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “Time of Sale Prospectus” means the Base Prospectus and the preliminary prospectus, together with the free writing prospectuses, if any, each substantially in the form of Schedule II hereto, as of the Applicable Time of Sale (as defined herein). As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used in this Agreement with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, the preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Securities Act. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, contemplated by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the Time of Sale Prospectus, the Prospectus and each issuer free writing prospectus (as defined in Rule 433 of the Securities Act) (an “Issuer Free Writing Prospectus”) comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus and any Issuer Free Writing Prospectus did not at February 11, 2013 at 4:45 p.m. EST (the “Applicable Time of Sale”) and will not at the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Prospectus does not as of its date contain and will not as of the Closing Date, as amended or supplemented, if applicable, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any Issuer Free Writing Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein. No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission.

(c) The Company is a well known seasoned issuer (as defined in Rule 405 under the Securities Act) and is not an “ineligible issuer” pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly organized, is validly existing as a company in good standing (including as an exempted company) under the laws of Bermuda, has the power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such registration, qualification or authorization, except to the extent that the failure to be so registered, qualified or authorized or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(e) Partner Reinsurance Company Ltd., a Bermuda company (“Partner Reinsurance”), Partner Reinsurance Company of the U.S. (“PartnerRe U.S.”) and Partner Reinsurance Europe SE, an Irish company (“PartnerRe Europe” and, collectively with Partner Reinsurance and PartnerRe U.S., the “Subsidiaries”) are each wholly owned, directly or indirectly, by the Company, and are the only “significant subsidiaries” of the Company within the meaning of Rule 405 under the Securities Act. Each of the Subsidiaries has been duly organized, is validly existing as a limited liability company, corporation or other legal entity, as the case may be, in good standing (including, in the case of Partner Reinsurance, as an exempted company) under the laws of the jurisdiction of its organization, has the power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such registration, qualification or authorization, except to the extent that the failure to be so registered, qualified or authorized or be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding shares of capital stock or limited liability company interests of each Subsidiary have been duly authorized and are validly issued, and with respect to capital stock are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all security interests, liens, encumbrances, equities or claims.

(f) All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable, conform as to legal matters to the descriptions thereof contained in the Registration Statement, Time of Sale Prospectus and the Prospectus and are not and will not be subject to any preemptive or similar rights.

(g) The Company and the Subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that the information required to be disclosed by the Company in reports filed under the Exchange Act is (i) recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and (ii) accumulated and communicated to management, including the chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding disclosure; and such disclosure controls and procedures are effective.

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The Certificate of Designation, Preferences and Rights of 5.875% Series F Non-Cumulative Redeemable Preferred Shares of the Company has been duly authorized and, on or prior to the Closing Date, will be filed with the appropriate authorities in Bermuda.

(j) The Shares have been duly authorized and, when the Shares are issued and delivered pursuant to this Agreement, such Shares will have been validly issued, fully paid and nonassessable and will conform as to legal matters to the description thereof contained in the Registration Statement, Time of Sale Prospectus and Prospectus.

(k) Application will be made to list the Shares on the New York Stock Exchange and to register the Shares under the Exchange Act.

(l) The issuance of the Shares will not be subject to any preemptive rights other than those that have been waived.

(m) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate of incorporation, certificate of formation, operating agreement, memorandum of association or bye-laws or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to any of them or any of their respective properties (except where any such violation or violations individually or in the aggregate would not have a Material Adverse Effect), (iii) in violation of any judgment, injunction, restraining order, decree or order of any nature (collectively, any “Order”) of any court, tribunal, regulatory body, administrative agency or other governmental body, commission, agency, or official, or any arbitrator or self-regulatory organization (including, without limitation, any insurance regulatory agency or body) (collectively, a “Regulatory Authority”) having jurisdiction over any of them (except where any such violation or violations individually or in the aggregate would not have a Material Adverse Effect), or (iv) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any contract, agreement, indenture, lease or other instrument to which any of the Company or the Subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets is subject, and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default (except where any such default or defaults individually or in the aggregate would not have a Material Adverse Effect).

(n) Neither the execution and delivery by the Company of, or the performance by it of its obligations under, this Agreement or the Shares, nor the consummation of the transactions contemplated hereby will (A) conflict with or contravene any provision of (i) any applicable statute, law, regulation, ruling or filing, (ii) the memorandum of association, certificate of incorporation, certificate of formation, operating agreement or bye-laws or other organizational documents of any of the Company or the Subsidiaries, (iii) any bond, debenture, note or any other evidence of indebtedness or any contract, agreement, indenture, lease or other instrument to which any of the Company or the Subsidiaries is a party or by which any of them is or may be bound or to which any of their respective properties or assets is or may be subject, or (iv) any Order of any Regulatory Authority that is applicable to any of the Company or the Subsidiaries or any of their respective properties, except, with respect to the foregoing clauses (i), (iii), and (iv), to the extent such conflict or contravention would not have a Material Adverse Effect, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Company or the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the property or assets of any of them is subject (except where any such lien, charge or encumbrance would not have a Material Adverse Effect).

(o) No consent, approval, authorization or order of, qualification with, or registration or filing with any Regulatory Authority applicable to the Company or any of its properties is required for the performance by the Company of its obligations under this Agreement or the Shares, except such as may be required (i) for registrations and filings under the Securities Act or the Exchange Act, (ii) under the Insurance Laws (as defined below) of Bermuda, (iii) under the securities or Blue Sky or insurance securities laws of the various states in connection with the offer and sale of the Shares and (iv) by the Bermuda Monetary Authority, all of which have been or will be effected or obtained on or prior to the Closing Date.

(p) The consolidated financial statements of the Company (together with related schedules and notes) incorporated by reference in the Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and present fairly the consolidated financial position of the Company as at the dates indicated and the results of its operations and its cash flows for the periods specified; such financial statements and related schedules and notes have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q) There has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or on the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Registration Statement, Time of Sale Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(r) There are no legal or governmental proceedings pending or, to the knowledge of the Company or any of the Subsidiaries, threatened, to which any of them is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, Time of Sale Prospectus and the Prospectus and are not so described or any statutes, regulations, agreements, contracts, indentures, leases, or other instruments or documents that are required to be described in the Registration Statement, Time of Sale Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement or to any documents deemed incorporated by reference therein that are not described or filed as required.

(s) Each of the Company and the Subsidiaries (i) is in compliance with the applicable requirements of the insurance statutes, including the statutes relating to companies which control insurance companies, and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (“Insurance Laws”) of its jurisdiction of incorporation, and (ii) has filed all reports, information statements, documents, and other information required to be filed thereunder, except in the case of the foregoing clauses (i) and (ii) where the failure to comply would not have a Material Adverse Effect; each of the Company and its Subsidiaries (as applicable) maintains its books and records in accordance with and is in compliance with the Insurance Laws of other jurisdictions which are applicable to any of them, except where the failure to comply would not have a Material Adverse Effect.

(t) Each of the Company and the Subsidiaries possesses such consents, authorizations, approvals, orders, franchises, licenses, certificates (including certificates of authority), or permits issued by any regulatory agencies or bodies (collectively, “Permits”) of and from, and has made all declarations and filings with, all Regulatory Authorities which are necessary to conduct the business as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, except where the failure to possess such Permits or to make such declarations or filings would not have a Material Adverse Effect; all of such Permits are in full force and effect, and neither the Company nor any of the Subsidiaries has received any notification from any Regulatory Authority, in the United States, each such entity’s jurisdiction of organization or elsewhere concerning any alleged violation of the terms of, or proposed proceeding to revoke or that could reasonably be expected to lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any Permit or to the effect that any additional Permit from such authority, commission or body is needed to be obtained by any of them or that any of them is not in compliance with any applicable Insurance Laws; and no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of any dividends by the Company or any of the Subsidiaries or the continuation of the business of any of them as currently conducted.

(u) The preliminary prospectus filed as part of the Registration Statement pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(v) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration

Statement, Time of Sale Prospectus and the Prospectus, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company with the Shares registered pursuant to the Registration Statement or, except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, to file a registration statement under the Securities Act with respect to any securities of the Company, in each case, other than such rights as have been waived.

(x) Each of the Subsidiaries is duly registered as an insurer or reinsurer where it is required to be so registered to conduct its business as described in the Registration Statement, Time of Sale Prospectus and the Prospectus (except where the failure to be so registered would not have a Material Adverse Effect) and is subject to regulation and supervision in its jurisdiction of organization, and the Company is not required to be so registered. Each of the Company and the Subsidiaries is duly licensed or admitted as an insurer or an insurance holding company, as applicable, in each jurisdiction where it is required to be so licensed or admitted to conduct its business as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, except for where the failure to be so licensed or admitted would not have a Material Adverse Effect.

(y) None of the Underwriters or any subsequent purchasers of the Shares (other than purchasers resident in Bermuda for Bermuda exchange control purposes) is subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Shares.

(z) Any material tax returns required to be filed by either the Company or any of the Subsidiaries in any jurisdiction have been filed, and any material taxes, including franchise taxes and similar fees and any withholding taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest.

(aa) The Company and Partner Reinsurance have each received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda, to the effect set forth in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2011 under the caption “Business—Taxation of the Company and its Subsidiaries—Bermuda,” and neither the Company nor Partner Reinsurance has received any notification to the effect (or is otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

(bb) There are no currency exchange control laws or withholding taxes of Bermuda that would be applicable to the payment of dividends (i) on the Shares by the Company or (ii) by Partner Reinsurance to the Company.

(cc) Deloitte & Touche Ltd., who reported on the consolidated financial statements and supporting schedules of the Company incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus (or any amendment or supplement thereto), is an independent registered public accounting firm with respect to the Company as required by the Securities Act.

(dd) The Company maintains, and each of the Subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and with statutory accounting principles, as the case may be, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus, there has been no change in the Company’s and the Subsidiaries’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s and each of the Subsidiaries’ internal control over financial reporting.

(ee) The Company has duly, validly and irrevocably appointed PartnerRe U.S. Corporation as its agent for the purposes described in Section 13 of this Agreement and to receive service of process in actions against it arising out of or in connection with violations of the U.S. Federal securities laws in any Federal court or state court in the United States relating to the transactions covered by the Registration Statement, Time of Sale Prospectus and the Prospectus.

(ff) None of the Company nor the Subsidiaries or any employee or agent thereof has made any payment of funds or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, Time of Sale Prospectus or the Prospectus, except where such payment, receipt or retention of funds would not have a Material Adverse Effect.

(gg) Consummation of the transactions contemplated by this Agreement, including but not limited to any actions taken pursuant to the indemnification and contribution provisions set forth herein, will not constitute unlawful financial assistance under Bermuda law.

(hh) The statements set forth in the Time of Sale Prospectus and the Prospectus under the captions “Description of Series F Non-Cumulative Redeemable Preferred Shares” and “Description of Our Capital Shares,” insofar as they purport to constitute a summary of the terms of the Shares, and under the captions “Material Bermuda and United States Federal Income Tax Consequences” and “Enforcement of Civil Liabilities Under United States Federal Securities Laws”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(ii) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or the U.K. Bribery Act 2010 (the “Bribery Act”); and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or any other relevant sanctions authority; and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or any other relevant sanctions authority.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, hereby agrees, severally and not jointly, to purchase from the Company at $25.00 per Share; less $0.5000 per Share with respect to Shares reserved for sale to certain institutions or less $0.7875 per Share with respect to the remaining Shares (the “Purchase Price”) the number of Shares set forth in Schedule I hereto opposite the name of such Underwriter.

The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period beginning on the date hereof and continuing to and including the 30th day from the date of the Prospectus Supplement, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Shares (or any securities convertible into Shares) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Shares, whether any such swap or transaction is to be settled by delivery of Shares or other securities, in cash or otherwise. This lock-up provision applies to Shares (and any securities substantially similar to the Shares) and to securities convertible into or exchangeable or exercisable for or repayable with Shares (or any securities substantially similar to the Shares).

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $25.00 per Share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.30 per Share with respect to Shares reserved for sale to certain institutions, or $0.50 per Share with respect to the remaining Shares, below the Public Offering Price. Any underwriter may allow, and those certain dealers may reallow, a discount not in excess of $0.45 per Share to the other dealers.

4. Payment and Delivery. Payment of the purchase price for, and delivery of, the Shares shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, at 9:00 a.m., New York City time, on February 14, 2013, or at such other time on the same or such other date, not later than three business days after the date of this Agreement as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Shares to be purchased by each Underwriter hereunder, in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives through the facilities of The Depository Trust Company (“DTC”), for the respective accounts of the Underwriters of the Shares to be purchased by them, against payment by or on behalf of such Underwriters of the purchase price therefore by wire transfer of immediately available funds to the account specified by the Company at least forty-eight hours in advance, by the Company causing DTC to credit securities entitlements with respect to the Securities to the securities account(s) at DTC designated by the Representatives on behalf of the Underwriters.

The certificates, if any, for the Shares purchased by the Underwriters shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates, if any, evidencing the Shares shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price with respect to such Shares.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in this Agreement are, at and as of the Applicable Time of Sale and the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and to the following conditions:

(a) The Prospectus, as amended or supplemented, and each Issuer Free Writing Prospectus relating to the Shares shall have been filed with the Commission within the applicable time periods prescribed for such filing by the rules and regulations under the Securities Act, to the extent required; no stop order suspending the effectiveness of the Registration Statement shall have been instituted or shall be pending or, to the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b) Subsequent to the execution and delivery of this Agreement and prior to:

(i) the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company’s securities by Standard & Poor’s Rating Services, Moody’s Investor Service, Inc. or Fitch Inc.;

(ii) the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(b)(i) above and to the effect that (A) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date; and (B) there shall not have occurred any material adverse change, or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(d) The Underwriters shall have received on the Closing Date an opinion and letter of Davis Polk & Wardwell LLP, United States counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the Underwriters in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth on Exhibits A and A-1.

(e) The Underwriters shall have received on the Closing Date an opinion of Jean-Paul Dyer, Counsel for the Company, dated the Closing Date, and addressed to you, as Representatives of the Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B.

(f) The Underwriters shall have received on the Closing Date an opinion of Mayer Brown LLP, counsel for the Underwriters, dated the Closing Date in form and substance satisfactory to the Underwriters.

The opinions described in paragraphs 5(d) - 5(e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g) The Underwriters shall have received, on the date hereof and on the Closing Date a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche Ltd., independent chartered accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statement and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) The Shares shall have been pre-approved for listing, subject only to official notice of issuance, on the New York Stock Exchange, and the Shares shall have been registered under the Exchange Act.

(i) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to you, upon request, without charge, five conformed copies of the Registration Statement and of each amendment thereto (including financial statements, all exhibits thereto and documents incorporated therein by reference and exhibits thereto), and for delivery to each other Underwriter, a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated therein by reference), and to furnish to you in New York City and to each Underwriter and dealer, without charge, prior to 10:00 A.M. New York City time on the business day next succeeding the date of this Agreement and from time to time as expeditiously as possible during the period mentioned in paragraph (c) below, as many copies of the Time of Sale Prospectus, Prospectus, any documents incorporated therein by reference and exhibits thereto, and any supplements and amendments thereto or to the Registration

Statement as originally filed and of each amendment thereto, as you may reasonably request. The Company consents to the use of the Time of Sale Prospectus and the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, in connection with the offering and sale of the Shares. The Company will cause the Time of Sale Prospectus and the Prospectus (and of any amendment or supplement thereto) to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the required time period.

(b) (i) Before amending or supplementing the Registration Statement, Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule, and (ii) during the period mentioned in paragraph (c) or (d) below not to file any information, documents or reports pursuant to the Exchange Act that upon filing becomes a document incorporated by reference in the Registration Statement, without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

(c) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(d) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(e) To endeavor to qualify the Shares for offer and sale by the several Underwriters and by dealers under the securities, or Blue Sky laws of such jurisdictions as you shall reasonably request.

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than fifteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including at the option of the Company, Rule 158).

(g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company (including local and special counsel) and accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments and supplements to any of the foregoing, including all printing or reproduction costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the costs of producing this Agreement and any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees, expenses and disbursements of counsel for the Underwriters in connection with the Blue Sky memoranda and such qualification, (iv) any filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc., (v) any fees charged by rating agencies for the rating of the Shares, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Shares and all costs and expenses incident to any listing of the Shares on the New York Stock Exchange, (vii) the cost of producing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depository, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 below and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(h) To prepare a final term sheet, containing solely a description of the Shares, substantially in the form of Schedule II to this Agreement and approved by the Representatives, and to file such term sheet pursuant to Rule 433(d) under the Act within the time period prescribed by such rule.

(i) To not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

7. Covenants of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not distribute any free writing prospectus in a manner reasonably designed to lead to its broad unrestricted dissemination, and it will not otherwise be required to file any free writing prospectus with the Commission, in accordance with Rule 433 under the Securities Act, as a result of any action taken or caused to be taken by such Underwriter, unless such action is consented to in advance by the Company.

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Schedule II hereto without the consent of the Company; and provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) one or more term sheets relating to the Shares which are not Issuer Free Writing Prospectuses and which contain preliminary terms of the Shares and related customary information not inconsistent with the final term sheet filed by the Company pursuant to Section 6(h) hereof, (ii) any issuer free writing prospectus listed on Schedule II or prepared pursuant to Section 6(h) above or any “electronic road show” (as defined in Rule 433 under the Securities Act) furnished to the Company before first use, or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii) an “Underwriter Free Writing Prospectus”).

(d) Any Underwriter Free Writing Prospectus used or referred to by it, complied or will comply in all material respects with the Securities Act.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares at the time it became effective or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last full sentence on the cover page, the fourth sentence of the paragraph under “Underwriting—New Issue of Shares”, the entire second paragraph under “Underwriting—Discounts and Commissions” and the first paragraph under “Underwriting—Price Stabilization and Short Positions” in the Time of Sale Prospectus and the Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, the Time of Sale Prospectus, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure materially prejudices substantial rights or defenses of the indemnifying party and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Shares; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph 8(d).

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such time (a) (i) trading of any securities of the Company shall have been suspended by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, and

(b) in the case of any of the events specified in clause 9(a)(i) or 9(a)(iv), such event makes it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriter(s), or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

13. Judicial Proceedings. (a) The Company expressly accepts and irrevocably submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus or the Shares. To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company agrees, to the fullest extent that it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 13(a) brought in any such court shall be conclusive and binding upon the Company, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other court the jurisdiction to which the Company is or may be subject) by a suit upon such judgment.

(c) The Company irrevocably designates and appoints PartnerRe U.S. Corporation as its authorized agent, upon whom process may be served in any suit, action or proceeding of the nature referred to in Section 13(a) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the agent at the address of the Company specified in Section 14. The Company agrees that such service (i) shall be deemed in every respect effective service of process upon it in every suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any commercial delivery service.

(d) Nothing in this Section 13 shall affect the right of any Underwriter to serve process in any manner permitted by law, or limit any right to bring proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

14. Notice. Except as otherwise provided herein, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at PartnerRe Ltd., 90 Pitts Bay Road, Pembroke HM 08, Bermuda, Attention: Corporate Secretary; or (ii) if to you, as Representatives of the several Underwriters, care of (A) UBS Securities LLC, 677 Washington Boulevard, Stamford, CT 06901, Attention: Fixed Income Syndicate, (B) Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: Transaction Execution Group, (C) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: LCD-IBD, (D) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention: High Grade Syndicate, and (E) Wells Fargo Securities, LLC, 301 S. College Street, Charlotte, NC 28202, Attention: Transaction Management (Fax: 704-383-9165; Email: tmgcapitalmarkets@wellsfargo.com).

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Survival. The provisions of Sections 6(g) and 8 hereof shall survive the termination or cancellation of this Agreement.

17. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters on the other, exists; (ii) the Underwriters are not acting as advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the purchase price of the Shares, and such relationship between the Company on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with the sale of the Shares.

PARTNERRE LTD.

By:	/s/ Costas Miranthis
Name:	Costas Miranthis
Title:	President and Chief Executive Officer

Accepted as of the date hereof

UBS SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

CREDIT SUISSE SECURITIES (USA) LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

    INCORPORATED

WELLS FARGO SECURITIES, LLC

Acting on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	UBS SECURITIES LLC

By:	/s/ Demetrios Tsapralis
Name:	Demetrios Tsapralis
Title:	Executive Director

By:	/s/ Rishi Mathur
Name:	Rishi Mathur
Title:	Associate Director

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.
Name:	Jack D. McSpadden, Jr.
Title:	Managin Director

By:	CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sharon Harrison
Name:	Sharon Harrison
Title:	Director

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Neil Chawhan
Name:	Neil Chawhan
Title:	Director

Underwriting Agreement (Series F)

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

Underwriting Agreement (Series F)

SCHEDULE I

Underwriter	Number of Shares To Be Purchased
UBS Securities LLC	1,500,000
Citigroup Global Markets Inc.	1,500,000
Credit Suisse Securities (USA) LLC	1,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,500,000
Wells Fargo Securities, LLC	1,500,000
Barclays Capital Inc.	1,000,000
RBC Capital Markets, LLC	1,000,000
HSBC Securities (USA) Inc.	250,000
J.P. Morgan Securities LLC	250,000

Total	10,000,000

I-1

SCHEDULE II

Free Writing Prospectus

Attached

PartnerRe Ltd.

5.875% SERIES F NON-CUMULATIVE REDEEMABLE PREFERRED SHARES

February 11, 2013

Final Term Sheet

To preliminary prospectus supplement dated February 11, 2013 and prospectus dated April 9, 2012

Issuer:	PartnerRe Ltd.

Security Type:	5.875% Series F Non-Cumulative Redeemable Preferred Shares

Anticipated Ratings:*	[omitted]

Size:	10,000,000 shares ($250,000,000)

Trade Date:	February 11, 2013

Settlement Date:	February 14, 2013

Maturity Date:	Perpetual

Liquidation Preference:	$25 per share

Dividend Payment Dates:	Dividends on the Series F preferred shares are payable quarterly only when, as and if declared, on the first day of March, June, September and December, commencing June 1, 2013.

Dividend Rate:	5.875% of the $25 per share liquidation preference per annum (equivalent to $1.46875 per share per annum).

Optional Redemption:	The Series F preferred shares will not be redeemable before March 1, 2018, except in specified circumstances relating to certain capital disqualification and tax events. Beginning on March 1, 2018, PartnerRe Ltd. may redeem the Series F preferred shares, in whole at any time or in part from time to time, at $25.00 per share plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the redemption date.

Public Offering Price:	$25.00 per share; $250,000,000 total

Underwriting Discounts:	$0.7875 per Series F preferred share for retail orders; $7,500,150 total; and $0.5000 per Series F preferred share for institutional orders; $238,000 total

Proceeds to PartnerRe, before expenses:	$242,261,850

Use of Proceeds:	PartnerRe Ltd. intends to use the net proceeds from the sale of the Series F preferred shares, together with available cash, for the redemption of $290 million aggregate liquidation value of its outstanding Series C preferred shares at an aggregate redemption price equal to the aggregate liquidation preference of the Series C preferred shares to be redeemed, plus accumulated and unpaid dividends thereon, if any, to the redemption date, without interest.

Expected Listing:	NYSE (Ticker: PRE PrF)

CUSIP / ISIN:	G68603128 / BMG686031284

Joint Book Running Managers:	UBS Securities LLC Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC

Senior Co-Managers:	Barclays Capital Inc. RBC Capital Markets, LLC J.P. Morgan Securities LLC
Co-Managers:	HSBC Securities (USA) Inc.

*	An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The anticipated ratings of the Series F Non-Cumulative Redeemable Preferred Shares should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling UBS Securities LLC toll-free at 1-877-827-6444 (ext 561 3884), Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Credit Suisse Securities (USA) LLC at 1-800-221-1037, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or Wells Fargo Securities, LLC at 1-800-326-5897.

EXHIBIT A

Opinion of Davis Polk & Wardwell LLP

1.	PartnerRe U.S. Corporation is a company validly existing in good standing under the laws of the State of Delaware and has full power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus.

2.	The issuance, sale or delivery of the Shares by the Company, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the compliance by the Company with the provisions thereof, and the consummation by the Company of any of the transactions contemplated thereby (A) will not contravene any provision of (i) the laws of the State of New York or any federal law of the United States of America that in our experience are normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement, except to the extent such contravention would not have a Material Adverse Effect (as defined in the Underwriting Agreement), and provided that we express no opinion as to federal or state securities laws, or (ii) to the best of our knowledge, any agreement, indenture, lease or instrument to which the Company or any of Partner Reinsurance Company Ltd., Partner Reinsurance Company of the U.S. or Partner Reinsurance Europe SE (the “Subsidiaries”) is a party or by which any of them is bound or to which any of their respective properties or assets is subject, which agreement, indenture, lease or instrument is, in each case, included or incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 or any Form 10-Q or 8-K filed since such date, except to the extent such contravention would not have a Material Adverse Effect (as defined in the Underwriting Agreement), or (B) to the best of our knowledge, will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Company or the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the property or assets of any of them is subject which agreement or instrument is, in each case, included or incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 or any Form 10-Q or 8-K filed since such date, except where any such lien, charge or encumbrance would not have a Material Adverse Effect (as defined in the Underwriting Agreement).

3.	No consent, approval, authorization, or order of, or qualification with, or registration or filing with, any governmental body or agency under the laws of the

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State of New York or any federal law of the United States of America that in our experience are normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement is required for the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement, except for such consent, approvals, authorizations and orders (1) as have been obtained and (2) as may be required under state securities, Blue Sky or insurance laws of the various states in connection with the offer and sale of the Shares.

4.	Assuming the due authorization, execution and delivery of the Underwriting Agreement, and to the extent that the laws of the State of New York are applicable, the Company has validly and irrevocably submitted to the non-exclusive jurisdiction of any U.S. federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to the Underwriting Agreement or the Shares, and has validly and irrevocably waived and agreed not to assert, to the fullest extent it may effectively do so under applicable law, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

5.	The Company, as provided in the Registration Statement, has duly and irrevocably appointed PartnerRe U.S. Corporation as its agent for the purposes described in Section 13 of the Underwriting Agreement and to receive service of process in actions against it arising out of or in connection with violations of the U.S. federal securities laws in any federal court or state court in the United States relating to transactions covered by the Time of Sale Prospectus and the Prospectus.

6.	The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

We have considered the statements included in the discussion of United States tax matters set forth in the Prospectus Supplement under the caption “Material Bermuda and United States Federal Income Tax Consequences – United States Taxation” (the “Tax Considerations Summary”). In our opinion, the Tax Considerations Summary accurately reflects our opinion as to such tax laws (subject to the qualifications and assumptions set forth in such discussion).

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EXHIBIT A-1

Letter of Davis Polk & Wardwell LLP

We have reviewed the Company’s registration statement on Form S-3 (File No. 333-180628) (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and have participated in the preparation of the preliminary prospectus supplement dated February 11, 2013 (the “Preliminary Prospectus Supplement”) relating to the Shares, the free writing prospectus, the form of which is set forth in Schedule II to the Underwriting Agreement, and the prospectus supplement dated February 11, 2013 relating to the Shares (the “Prospectus Supplement”). The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated April 9, 2012 relating to the Shelf Securities is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the free writing prospectus, substantially in the form set forth in Schedule II to the Underwriting Agreement, is hereinafter called the “Time of Sale Prospectus.” The Base Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Shares (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Shares under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) System (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the

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Prospectus Supplement under the caption “Material Bermuda and United States Federal Income Tax Consequences – United States Taxation”). However, in the course of our acting as counsel to the Company in connection with the review of the Registration Statement, the Time of Sale Prospectus and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i)	the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)	nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Shares:

(a)	on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)	at 4:45 P.M. New York City time on February 11, 2013, the Time of Sale Prospectus contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)	the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus. In addition, we express no view as to the conveyance of the Time of Sale Prospectus or the information contained therein to investors.

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EXHIBIT B

Opinion of Jean-Paul Dyer, Counsel

1)	The Company is a company duly organized and validly existing in good standing under the laws of Bermuda, has requisite power and authority and such Permits of any Regulatory Authority in Bermuda (a “Bermuda Regulatory Authority”) necessary to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus, which remain in full force and effect, except to the extent that the failure to be in good standing would not have a Material Adverse Effect;

2)	The Company has the power and authority to enter into the Underwriting Agreement; the execution, delivery and performance of its obligations under the Underwriting Agreement by the Company have been duly and validly authorized by the Company; and the Underwriting Agreement has been duly executed and delivered by the Company;

3)	The authorized share capital of the Company is as set forth under the caption “Capitalization” in the Time of Sale Prospectus and the Prospectus and conforms in all material respects as to Bermuda legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus; and the share capital of the Company have been duly authorized and validly issued, are fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue of such shares) and all such shares of the Subsidiaries are registered in the name of the Company or a wholly-owned subsidiary of the Company;

4)	Based solely on a Company Search pursuant to Sections 55 and 61 of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”), there are no registered liens, encumbrances, equities or claims in the Register of Charges in respect of the issued shares of the Company;

5)	The Shares have been duly authorized, executed and delivered by the Company, and when issued and delivered in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares is not subject to any preemptive or similar rights;

6)	Neither the execution and delivery by the Company of, or the performance by it of its obligations under, the Underwriting Agreement nor the consummation by the Company of any of the transactions contemplated thereby will (A) conflict with or contravene any provision of (i) any applicable statute, law, regulation or published ruling or Order of any Bermuda Regulatory Authority in any material respect that is applicable to the Company or any of its properties or (ii) the memorandum of association, certificate of incorporation, bye-laws or other organizational documents of the Company, or (B) result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company in Bermuda;

7)	No consent, approval, authorization or order of, qualification with, or registration or filing with any Bermuda Regulatory Authority is required for the performance by the Company of its obligations under the Underwriting Agreement that has not been obtained or effected;

8)	The consummation of the transactions contemplated by the Underwriting Agreement (including but not limited to any actions taken pursuant to the indemnification and

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contribution provisions contained therein) will not, subject to Section 39A(2A) of the Companies Act, constitute unlawful financial assistance by the Company under Bermuda law;

9)	All statements made (A) in the Time of Sale Prospectus and Prospectus (including the documents incorporated therein by reference) with respect to (1) the Shares, (2) the memorandum of association, bye-laws or other organizational documents of the Company, (3) statutes, regulations, rules, treaties and other laws of Bermuda (including, but not limited to, statements made with respect to insurance, regulatory and tax matters and to the Bermuda Insurance Act), (4) enforcement of judgments in Bermuda, and (5) the statements related to Bermuda or the documents governed by Bermuda law made under the headings “Description of Series F Non-Cumulative Redeemable Preferred Shares,” “Description of Our Capital Shares,” and “Material Bermuda and United States Federal Income Tax Consequences,” and (B) in the Registration Statement in Item 15 with respect to the Company, in each case insofar as such statements constitute summaries of documents referred to therein, fairly and accurately present the information set forth therein and my opinion as to such matter;

10)	None of the Underwriters nor any of the subsequent purchasers of the Shares are subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Shares;

11)	The Company has received from the Bermuda Minister of Finance an assurance of tax exemption under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect set forth in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2011 under the caption “Business—Taxation of the Company and its Subsidiaries—Bermuda”;

12)	There are no currency exchange control laws or withholding taxes of Bermuda that would be applicable to the payment of dividends on the Shares by the Company;

13)	The Company, as provided in the Registration Statement, has duly and irrevocably appointed PartnerRe U.S. Corporation as its agent for the purposes described in the Underwriting Agreement and to receive service of process in actions against it arising out of or in connection with violations of the U.S. Federal securities laws in any Federal court or state court in the United States relating to transactions covered by the Time of Sale Prospectus and the Prospectus and such appointment is valid under Bermuda law;

14)

Under the laws of Bermuda, the submission by the Company to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to the Underwriting Agreement, the Certificate of Designation or the Shares, its waiver and agreement not to assert by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and the appointment of PartnerRe U.S. Corporation as its authorized agent for the purposes described in the Underwriting Agreement would be recognized by the courts of Bermuda as valid and binding provided such submission is accepted by any United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York,

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New York valid and binding under the laws of the State of New York; and service of process effected in the manner set forth in the Underwriting Agreement will be effective under the laws of Bermuda to confer personal jurisdiction over the Company, assuming this to be the case under the laws of the State of New York;

15)	The selection of the laws of New York as the governing law of the Underwriting Agreement is a valid and effective choice of law; the several Underwriters would be permitted to commence proceeding in a court of competent jurisdiction in Bermuda based on or arising under the Underwriting Agreement; the laws of New York would be recognized and applied by such court as the laws governing the Underwriting Agreement; provided that (i) the point is specifically pleaded, (ii) such choice of law is valid and binding under the laws of the State of New York, and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law;

16)	In order to ensure the legality, validity, enforceability or admissibility in evidence of the Time of Sale Prospectus, the Prospectus or the Underwriting Agreement, it is not necessary that any document be filed, recorded or enrolled with any Bermuda Regulatory Authority or that any stamp duties, registration or similar tax or charge be paid in Bermuda;

17)	A final and conclusive judgment of a New York State or a Federal Court against the Company or any Subsidiary based upon the Underwriting Agreement, under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or in respect of multiple damages as defined in the Protection of Trading Interest Act, 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of Obligation and by action for the debt evidenced by the foreign Court’s judgment. A final opinion as to the availability of this remedy should be sought when the facts surrounding the United States court’s judgment are known, but, on general principles I would expect such proceedings to be successful provided that:

(A)	the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and

(B)	the judgment is not contrary to public policy in Bermuda and was not obtained by fraud or in proceedings contrary to the rules of natural justice of Bermuda;

18)	There are no legal or governmental proceedings of any Bermuda Regulatory Authority pending or, to the best of my knowledge, threatened against any of the Company or to which it or any of its properties is subject, based solely on the Litigation Search; and

19)	Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no preemptive or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of, the authorized share capital of the Company pursuant to the Company’s memorandum of association, certificate of incorporation, bye-laws or other organizational documents, respectively.

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